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                                                                 EXHIBIT 10.36

                                 LEASE AGREEMENT

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
Building:   WISPARK Distribution Center at Shakopee

Landlord:   WISPARK Corporation
            Address:                                    860 Blue Gentian Road, Ste. 175
                                                        Eagan, MN  55121
Tenant:     Streamline.com, Inc.

            Address for notices
            prior to Commencement Date:                 Streamline.com, Inc.
                                                        27 Dartmouth Street
                                                        Westwood, MA 02090
                                                        Attention:  Real Estate Department
            Address for notices
            after Commencement Date:                    Streamline.com, Inc.
                                                        WISPARK Distribution Center at Shakopee
                                                        4241 12th Ave. E.
                                                        Shakopee, MN 55379
                                                        Attention:  Real Estate Department
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THIS LEASE AGREEMENT (this "Lease") is made as of this 25th day of March, 2000, by and between WISPARK CORPORATION, a Wisconsin corporation ("Landlord"), and
STREAMLINE.COM, INC., a Massachusetts corporation ("Tenant").

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
1.0      BASIC TERMS
         The following terms shall have the meaning set forth in this Section unless specifically modified by other provisions of this Lease:

         1.1 PROJECT: The land, building (as described in Section 1.2 below), and all associated parking areas, drive areas, exits, entrances, improvements and appurtenances, as shown on attached Exhibit A.

         1.2 BUILDING: The building in which the Premises are located, and whose address is 4241 12th Avenue East, Shakopee, Minnesota. Under this lease the Building is commercially known as the WISPARK Distribution Center at Shakopee, and contains 161,995 rentable square feet.

         1.3 PREMISES: Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord 107,953 rentable square feet ("RSF") in the Building identified on Exhibit A, including the area specifically marked from column lines 1 through 11 on said Exhibit A and attached hereto and incorporated herein by reference, and all rights appurtenant thereto and owned by Landlord.

         1.4 LEASE TERM: One hundred twenty (120) months, commencing on the Commencement Date and terminating on the Termination Date, provided that if the Commencement Date is not the first day of a calendar month, the Lease Term shall end One hundred twenty

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                  (120) months from the last day of the calendar month in which the Commencement Date occurs.

         1.5 COMMENCEMENT DATE: Shall have the meaning set forth in Section 4 below.

         1.6 TERMINATION DATE: 120 months after the Commencement Date, subject to adjustment as set forth in Section 4 below.

         1.7      MONTHLY RENT PAYMENT SCHEDULE:  See Exhibit C attached hereto.

         1.8 TENANT'S PROPORTIONATE SHARE: "Tenant's Proportionate Share" as used in this lease shall mean a fraction, the numerator of which is the rentable square footage ("RSF") of the Premises and the denominator of which is the rentable square footage of the Building in each case as determined by Landlord. For the purposes hereof, the numerator is 107,953 RSF and the denominator is 161,995 RSF and Tenant's proportionate share is 66.64%. All measurements of the Building and Premises shall be done in accordance with BOMA standards.

         1.9 PERMITTED USE: Light manufacturing, warehouse, office, and all other ancillary uses as approved by the City of Shakopee, Minnesota.

         1.10     SECURITY DEPOSIT:  INTENTIONALLY OMITTED

         1.11     EXHIBITS: A - Description of the Project Building and Premises
                            B - Project Schedule
                            C - Monthly Rent Payment Schedules
                            D - Work Letter
                            E - Project Architectural Drawings
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2.0      DEMISE OF PREMISES
         Landlord hereby lets and demises to Tenant and Tenant hereby rents from Landlord the Premises, subject to the terms and conditions set forth below. The Premises are more particularly described in Exhibit A attached hereto.

3.0      CONSTRUCTION
         Landlord will construct Tenant improvements ("Tenant Improvements") as described on Exhibit D, including approximately 6,000 square feet of office space and 101,953 square feet of warehouse space, in accordance with Exhibit D attached hereto. Landlord will provide Six Hundred Eighty-nine Thousand Seven Hundred Sixty-five Dollars ($689,765) for the construction of the improvements as set forth on Exhibit D. Additionally, Landlord will pay the architectural and engineering fees to prepare the Tenant Improvement drawings. At Landlord's discretion, and after written request from Tenant, additional finished office space, or other improvements in addition to those contained in Exhibits E and D will either be 1.) paid by Tenant or 2.) amortized over the term of the lease. Tenant shall have the option to pay for any additional improvements, subject to Landlord's approval of such improvements

4.0      TERM

         a.) The initial term of this Lease (the "Lease Term") shall be for a period of One hundred twenty (120) months, commencing on the Commencement Date (as hereinafter defined)

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               and ending at 11:59 p.m. of the day immediately preceding the one hundred twentieth month anniversary of the Commencement Date thereafter; provided, however, that if the Lease Commencement
               Date is other than the first day of a calendar month, the term shall end at 11:59 p.m. on the last day of the calendar month containing the one hundred twentieth month anniversary of the Commencement Date, unless sooner terminated as hereinafter provided. The date on which the Lease Term ends shall be referred to as the "Termination Date."

         b.) The "Commencement Date" shall be the date when the Premises are available for the operation of Tenant's business after Substantial Completion provided, however, that the Commencement Date shall not be earlier than July 31, 2000. The Premises shall be deemed Substantially Complete upon the occurrence of the following: (x.) the time when the Premises (including the Tenant Improvements) are in fact substantially complete as determined by the project architect in accordance with the contract for construction thereof and evidenced by the issuance of an Architect's Certificate and (y.) the time of issuance of a Certificate of Occupancy by the City of Shakopee, Minnesota. In no event will incomplete landscaping or a punchlist of minor items not exceeding $50,000 in the aggregate to be completed be a cause for deeming the Project not Substantially Complete, provided that the Project and all parking areas, driveways and loading areas on the Project necessary for Tenant to conduct its business are Substantially Complete. Landlord will be responsible for obtaining the Certificate of Occupancy for the Premises. Tenant shall be permitted access to the Premises for fixturing and set-up beginning May 1, 2000. Tenant shall provide proof of insurance and be liable for all damage that results from such fixturing and set-up. Tenant shall also be liable for any delays to Landlord's work as a result of any fixturing and set-up work performed by Tenant or Tenant's contractor(s). Occupancy of the Premises for the purpose of fixturing or installing Tenant's furniture and equipment and otherwise making the Premises ready for the conduct of Tenant's business shall not be deemed to be "taking occupancy" for the purposes of establishing the Commencement Date in this Lease.

         c.) On the Commencement Date, the parties shall enter into a supplement to this Lease confirming that the Premises are Substantially Complete, specifying the amount of the rental hereunder if different from that contained on Exhibit C, and specifying the Commencement Date and Termination Date of the Lease Term.

         d.) Landlord agrees to construct the premises in accordance with the schedule attached as Exhibit B. In the event the Landlord fails to Substantially Complete the Premises by July 15, 2000, Landlord shall provide Tenant with a rent credit equal to the amount of rent which would have been due under this Lease for each day that Landlord is late in its delivery. In the event that Landlord fails to Substantially Complete the Premises by November 1, 2000, Tenant shall have the right to terminate this Lease.

5.0      USE
         During the entire Lease Term, the Premises shall be leased, used and occupied by Tenant for a manufacturing, office, and warehouse/distribution facility in accordance with all applicable governmental laws and regulations. Tenant shall not use the Premises in a manner that would constitute a public or private nuisance or constitute waste.

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6.0      RENT
         a.) As for rental of the Premises during the Lease Term, Tenant shall pay the following amounts (all of which collectively, together with other amounts due under this Lease shall be referred to herein as the "Rent"), and the obligation to pay such amounts shall survive the expiration or termination of this Lease.

                    (i.) Base Rent, as defined in Exhibit C attached hereto, is payable to Landlord at the address set forth below for the giving of notices. Base Rent is due in equal monthly installments paid in advance, on or before the first day of each month of the Lease Term, without set-off, counterclaim or deduction of any type and without demand or presentment therefor being made, and in lawful money of the United States. In the event the Lease Term commences on a day other than the first day of a month, Base Rent for the partial month shall be prorated based on the actual number of days of the Term during such month and paid in advance. The parties hereto agree that, except as otherwise set forth in this Lease, the Base Rent payable under the terms of this Lease shall be an absolute net return to the Landlord for the Lease Term free from any expense, charge, deduction, offset or counterclaim by reason of any obligation of Landlord or any other reason and all of the provisions of this Lease shall be construed an interpreted to such end.

                    (ii.) Except as set forth in this Lease, Tenant shall pay as additional rent, Tenant's Proportionate Share of all of the costs, expenses, and obligations of operating and maintaining the Project which may arise or become due during the Lease Term (as further described in this Lease), including, but not limited to, all utilities, heat, Insurance, Taxes and Assessments, management fees, Operating Charges, and all of the costs and expenses of maintenance, repair, replacement and care of the Premises.

         b.)   In the event that Tenant does not pay any Base Rent within five
               (5) days after the due date, Tenant shall pay to Landlord as additional Rent interest thereon until paid at the rate of three percentage points in excess of the prime rate of interest as announced by the WALL STREET JOURNAL (the "Applicable Rate") for the day when such Base Rent was due.

         c.) In the event that Tenant does not pay any other item of additional rent within five (5) days after the due date, Landlord shall have the option, but not the obligation, to pay for any such item, whereupon Tenant shall owe Landlord such amount paid by Landlord plus interest upon the unpaid amount from the date of payment by Landlord until repayment by Tenant at the Applicable Rate for the date when such item was due, which amount shall be paid by Tenant as additional rent immediately upon receipt of an invoice therefor from Landlord.

         d.) Notwithstanding the foregoing in Sections (b.) and (c.) above, Landlord shall provide five (5) days prior written notice to Tenant twice in any given calendar year before the late fee herein is charged to Tenant. No such notice shall be required for subsequent late payments in the same calendar year.

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7.0      OPERATING CHARGES
         a.) Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of Operating Charges as defined below. Estimated amounts of such Operating Charges shall be paid in monthly installments in advance on the first day of each month during the term. The initial estimated payment of Tenant's Proportionate Share of Operating Charges is set forth in Exhibit C of this Lease. From time to time during the Term, Landlord may notify Tenant in writing of any adjustments to the monthly installments to be paid by Tenant hereunder and thereafter as is reasonably practicable, Landlord shall notify Tenant of the actual Operating Charges for such calendar year and provide Tenant a statement thereof in reasonable detail. Within thirty
               (30) days after such notice, Tenant shall pay to Landlord or Landlord shall credit against the obligations of Tenant, or pay to Tenant (if in last year of Term) as the case may be, the difference between the estimated payments made by Tenant during the prior calendar year and the actual amount of the Tenant's Proportionate Share of the Operating Charges as shown on such statement. Tenant's Proportionate Share of the Operating Charges for the years in which the Term commences and ends shall be prorated based on the number of days of the Term during such years. Tenant's obligation for the Tenant's Proportionate Share of Operating Charges through the Termination Date shall survive termination.

         b.) "Operating Charges" as used herein shall mean all sums expended or obligations incurred by Landlord with respect to the Project, whether or not now foreseen, determined on an accrual basis, including, but not limited to, personal property taxes (but not including those described in Section 7.0e), assessments and/or charges under any owners association covenants; security services; salaries, fringe benefits and related costs of employees engaged on site in operation, maintenance or security or costs of contractors providing such services, including management fees not to exceed 3% of the sum of Base Rent, Operating Charges and all items of the additional rent for the Project; insurance covering liability, hazards, and casualties; license, permit and inspection fees; auditors' fees, accounting services and legal fees incurred in the maintenance and operation of the Project; materials and supplies, including charges for telephone, facsimile transmission, postage and supplies, which materials and supplies were used in or charges were incurred in maintenance and operation of the Project; repairs, maintenance, including but not limited to, landscaping, snow removal, parking lot sweeping, window washing, parking lot lighting and trash removal, including costs of materials, supplies, tools and equipment used in connection therewith, including leasing as appropriate; and including the repaving of parking areas, replanting of landscaped areas and maintaining building components; costs incurred in connection with the operation, maintenance, repair, replacing, inspection and servicing (including maintenance contracts) of electrical, plumbing, heating, air conditioning and mechanical equipment and the cost of materials, supplies, tools and equipment used in connection therewith, including leasing as appropriate; cost of services including heat, air conditioning, electricity, gas, water and sewer and other utilities; all other expenses and costs of every kind and nature necessary or desirable to be incurred for the purpose of operating and maintaining the Project, whether or not similar to the foregoing. Operating Charges shall not include (i) Landlord's cost of utilities or other services, if any, separately sold by Landlord to tenants or separately metered for the Premises, (ii) costs incurred by Landlord for any alterations for other tenants, (iii) depreciation of the Building and major components, (iv) special assessments to the extent such assessments can be paid in installments and such installments are not then due, and (v) debt service on indebtedness of Landlord. Replacements of the original components of the Building and Building's systems shall be included in Operating Charges; provided

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               that, if the cost of any single component is greater than
               $25,000.00, such cost shall be charged ratably over the useful life of the component as reasonably determined by generally accepted accounting standards.

         d.) Landlord reserves the right to increase or decrease the size of the Project. If changes are made to this Lease or to the Project changing the number of rentable square feet contained in the Premises or in the Project, Tenant's Proportionate Share shall be appropriately adjusted and the computations of Tenant's Proportionate Share of Operating Charges shall be appropriately adjusted so as to take into account the different Tenant's Proportionate Share figures applicable during each portion of the applicable calendar year of the Lease.

         e.) PERSONAL PROPERTY TAXES. Tenant agrees to timely pay when due all personal property taxes, whether assessed against Landlord to Tenant, on Tenant's furniture, equipment and other items of personal property owned by Tenant and located in or about the Premises.

         f.) Tenant or its accountants shall have the right to inspect, at reasonable times and locations and in a reasonable manner, during the forty-five (45) day period following the delivery of Landlord's statement of operating expenses for a given calendar year, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Unless Tenant takes written exception to any item within forty-five (45) days after the furnishing of the statement (which shall be noted on the item as "paid in protest"), such statement shall be considered as final and accepted by Tenant. If Tenant shall dispute any item or items included in the determination of Landlord's Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Operating Expenses of the Project for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless Landlord's statement contains an error of greater than five percent (5%) of Landlord's Operating Expenses for the Project adversely affecting Tenant. If Tenant shall not dispute any item or items included in the determination of Landlord's Operating Expenses of the Project for a given calendar year within forty-five (45) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

         g.) The following additional costs and expenses shall be excluded from Operating Charges:

               (i.) Costs incurred in connection with the construction of the original Building improvements.

               (ii.) The cost of defects in the construction, design or equipping of the Building which are wholly covered by a warranty or guaranty then in effect from the contractor or supplier responsible for such defect, so long as the contractor or supplier honors said warranty or guaranty.

               (iii.) Costs incurred in connection with the making of repairs which are the obligation of another tenant in the Building.

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               (iv.)   Costs or expenses (including fines, penalties and legal
                       fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, and tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Building, and/or any valid, applicable laws, rules, regulations a codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Property that would not have been incurred but for such violation by Landlord, its employees, agents, and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Property.

               (v.) Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a maintenance or operating expense of the Building.

               (vi.) Costs of environmental remediation or costs incurred to comply with applicable environmental laws (unless such release or noncompliance was due to activities of Tenant).

8.0      TAXES, ASSESSMENTS, AND UTILITY CHARGES
         a.) Tenant shall bear, pay and discharge as additional rent Tenant's Proportionate Share of (i.) taxes and assessments, general or special, and all water, sewer and other charges, taxes and assessments, of every kind or nature whatsoever which shall be charged, assessed, imposed or levied, or become a lien upon or on account of the Premises or any appurtenances thereof or personal property thereon, during the Lease Term (the "Taxes and Assessments"), whether imposed on Tenant or Landlord or against any right, title or interest of Landlord or Tenant or either of them, by virtue of or under any present or future law or requirement of any governmental or quasi-governmental body or authority, or pursuant to any recorded restrictions or covenants, and (ii) all other lawful charges for water, gas, electricity, light, power or other services or utilities ("Utility Charges") furnished to the common areas of the Project ("Common Areas" as defined in Section 9.0 of this Lease) or in connection with the use and occupancy thereof during the Lease Term. Taxes and Assessments during the first and last years of the Lease Term shall be prorated on a daily basis. Assessments shall be paid over the longest period permitted by law. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to 1/12th of Tenant's Proportionate Share of the Taxes and Assessments on the Project which will be due and payable for that particular year. Tenant authorizes Landlord to use the funds deposited by him with Landlord under this Section 8.0 to pay the above items levied or assessed against the Project. Each Tax Escrow Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of Base Rent as provided herein. Landlord will establish an Initial Estimated Tax Escrow Payment (as depicted in Exhibit C of this Lease). This Initial Estimated Tax Escrow Payment is based upon the estimated Taxes and Assessments on the Premises for the year in question, and the monthly Tax Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate escrow of the estimated Taxes and Assessments. The Tax Escrow Payment account of Tenant shall be reconciled annually. If Tenant's total Tax Escrow Payments are less than the actual Taxes and Assessments on the Premises, Tenant shall pay to Landlord upon demand the difference; if the total Tax Escrow Payments by Tenant are more than the actual Taxes and Assessments on the Premises, Landlord shall retain such excess and credit it to Tenant's

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               Tax Escrow Payment account or paid to Tenant (if final year of
               Term). If requested by Landlord, Tenant shall provide satisfactory evidence of Tenant's discharge of any obligations provided by this Section that may be billed directly to Tenant. No interest shall accrue on any such escrow accounts. Tenant shall also be entitled to its proportionate share of any tax abatements received by Landlord attributed to the tax payments made during the Term that the Tenant is in occupancy of the Premises.

         b.) Taxes and Assessments shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the land or improvements comprising the Premises or Rent or other sums payable hereunder. If, at any time during the Lease Term, a tax or excise on rents or income or other tax however described is levied or assessed by the United States or the State of Minnesota, or any political subdivision thereof, on account of the Rent hereunder or the interest of Landlord under this Lease, such tax or excise shall constitute and be included as a tax hereunder. Should the State of Minnesota or any political subdivision thereof, or any other governmental authority having jurisdiction over the Premises impose a tax, assessment, charge, or fee, which Landlord shall be required to pay, wholly or partially, in substitution for or as a supplement to such real estate taxes or levy against the land, or building, to the extent that the same is in substitution for or as a supplement to said real estate taxes, such taxes, assessments, fees or charges shall be deemed to constitute taxes hereunder. Notwithstanding the foregoing, taxes shall not include any tax on Landlord's income.

         c.) In the event Landlord does not contest any real estate tax assessment for any calendar year during the Term of this Lease, then Tenant may, with Landlord's consent, contest in good faith and with reasonable diligence, such real estate tax assessment, provided Landlord shall not suffer any loss or damage as a result of such contest, no interest, penalties, or costs will be assessed against Landlord or the Project as a result of such contest, there shall be no sale or forfeiture of the Project or any part thereof or interest therein as a result of such contest, and such contest shall not cause any real estate tax payment to become delinquent. Notwithstanding Tenant's contest of such real estate tax assessment, Landlord may pay any real estate taxes or any portion thereof then unpaid, at any time.

         d.) Throughout the Lease Term, Tenant shall provide and pay for adequate utilities in the Premises so as to protect the same from damage. In addition, Tenant shall pay all utility bills at the time the same become due or payable, and Tenant shall pay for any other goods or services incident to occupancy or use of the Premises during the Lease Term. Tenant shall pay its Proportionate Share of all charges for sewage disposal and water charges to the Project, and all charges for electricity, gas or other fuel or utility consumed on the Premises during the Lease Term.

         e.) Landlord shall not be liable to Tenant should the furnishing of water, gas, electricity, heat or air conditioning, trash removal or any other service be interrupted because of repairs, installation of improvements or for any other cause not caused by Landlord. Notwithstanding the foregoing, should any service that is essential for Tenant's operation of the Premises be interrupted for more than five (5) business days, then Tenant shall be entitled to abate its Rent for the time period following said five (5) days until the services have been reestablished.

         f.) Within thirty (30) days after a written request by Landlord, Tenant shall furnish Landlord with receipts showing the payment of items covered by this Section 8.

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9.0      COMMON AREAS
         Tenant and its employees, customers and invitees shall have the nonexclusive right to use, in common with Landlord and the other tenants and occupants of the Project and their respective employees, customers and invitees, the Common areas as may from time to time exist. Landlord shall at all times have full control, management and direction of the Common Areas. Tenant shall not cause or allow any storage of materials or equipment outside of the Premises on any of the Common Areas. Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas, to close portions of the Common Areas for maintenance, repair or replacement, to place signs in Common Areas and on the Building or in the Project, to change the name or address of the Project and to change the nature of the use of any portion of the Project, so long as there is no material impact to Tenant's operations, parking, and access.

10.0     REPAIRS AND MAINTENANCE
         Notwithstanding the foregoing and except to the extent necessitated by the gross negligence or willful misconduct of Tenant, its agents, contractors, invitees or employees, Landlord shall maintain the Common Areas and the exterior walls (excluding glass), and the structural elements (roof, foundation, etc.) of the Building in the Project, the cost of which shall be included in Operating Charges subject to certain limitations as set forth in Section 7. Except as set forth herein, Tenant shall, at its expense, keep the Premises and every part thereof, in good condition and repair and shall make all repairs to the heating, air conditioning, electrical and plumbing equipment and facilities servicing the Premises and, such other repairs in the Project which may be required by reason of acts or negligence of Tenant, its agents, employees, customers or invitees, or the particular nature of Tenant's use of the Premises. Tenant shall be responsible for repairing any damage to the Project caused by the installation or moving of Tenant's furniture, equipment and personal property. Tenant shall, at its expense, also repair or replace with glass of equal quality any broken or cracked plate or other glass in doors, windows, and elsewhere in the Premises and any other broken or cracked plate or other glass located adjacent to the Premises to the extent such glass located adjacent to the Premises was broken or cracked by Tenant, its employees, agents, invitees or customers. Tenant shall not defer any repairs or replacements to the Premises by reason of the anticipated expiration of the Term. Landlord, at Landlord's option (if Tenant does not perform the same in accordance with this Lease), may elect to perform all or part of the maintenance, repairs and servicing which is the obligation of the Tenant hereunder and/or the obligation of all of the other tenants of the Project with respect to the respective premises occupied by them, in which event the costs thereof shall be at Landlord's option either billed directly to and paid by Tenant as additional rent or included in Operating Charges. Except as aforesaid, in the event that, at the request of Tenant, Landlord at its option performs any maintenance, repairs or servicing of the Premises which is the obligation of the Tenant hereunder, then Tenant shall pay Landlord directly therefor. In the event there is any warranty in effect in connection with repairs or replacements made by Tenant and if Landlord is unwilling to pursue the warranty claim, then Tenant shall have the right to pursue the warranty claim in connection with the repair and/or replacement made by Tenant. Tenant shall be responsible for all snow and ice removal on all sidewalks adjacent to the Premises. Tenant shall contract with a responsible third party reasonably acceptable to Landlord for regular and periodic maintenance of all HVAC systems serving the Premises throughout the Lease Term. Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in good condition and repair, normal wear and tear and damage by fire or other casualty and condemnation only excepted. Upon request by Landlord, Tenant shall provide Landlord with any or all (as requested by Landlord) service or maintenance contracts pertaining to the Premises, which contracts shall be subject to Landlord's reasonable review, and Tenant's obligation so to deliver the Premises

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         shall survive the expiration or termination of this lease. Landlord shall be responsible to deliver and maintain the Property in compliance with all laws as set forth in Section 14.

11.0     ALTERATIONS BY TENANT
         a.) Tenant may not make any alterations, additions or improvements (collectively, "Alterations" and individually, an "Alteration") in or to the Premises without Landlord's prior written consent in each instance, which consent will not be unreasonably withheld, conditioned, or delayed for non-structural Alterations which are not visible from the exterior of the Premises or do not affect the exterior appearance of the Premises. Landlord will not be deemed to be unreasonably withholding its consent if it requires Tenant to remove the alteration as a condition to approving the request and Tenant refuses to remove the alteration. In the event Landlord approves an Alteration, (i) the Alteration shall be constructed in a good and workmanlike manner, (ii) the structural integrity of the Facility and the exterior appearance shall not be impaired by the Alteration or the construction thereof, (iii) no liens shall attach to the Premises by reason thereof, and (iv) Tenant shall carry or cause its contractors to carry any required worker's compensation insurance. All Alterations made by Tenant shall be at its sole cost and expense. Landlord's consent to an Alteration may be conditioned upon the receipt by Landlord of such information as Landlord may reasonably require, and upon the furnishing of certificates of insurance, waivers of lien, and receipted bills covering any and all labor and materials utilized in connection therewith, and such other conditions as Landlord may reasonably require.

         b.) Upon the written request by Tenant for Landlord approval of Alterations, Landlord shall notify Tenant in writing at the time of approval which Alterations must be removed from the Premises upon termination of the Lease; all other Alterations shall remain on the Premises and shall become the property of Landlord. Tenant shall remove the Alterations so designated by Landlord for removal, all at Tenant's sole expense, on or before the Termination Date and Tenant shall repair any damage to the Premises caused by such removal. Tenant's obligations under this
               Section 11.0 shall survive the expiration or termination of this Lease. If Tenant fails to remove the Alterations as required hereunder, Landlord may remove the Alterations and may, at Landlord's option, store or destroy them and all costs incurred by Landlord shall be promptly reimbursed by Tenant.

         c.) Notwithstanding the foregoing, Tenant may make non-structural improvements to the interior of their space up to $25,000 in the aggregate without Landlord's prior written consent.

12.0     FIXTURES AND SIGNS
         Landlord shall provide a monument sign to identify tenants of the Project, in such location and of such size and type as may be permitted under applicable local ordinances, other covenants running with the Land, and acceptable to Landlord. Tenant shall have the right, at Tenant's sole cost, to have its name displayed on a share of said monument sign as determined by Landlord. All monument signage shall remain as personal property of Landlord upon expiration or termination of this Lease. Tenant may also have other signage approved by Landlord. Tenant shall not, without Landlord's prior written consent, install, fix or use any other signs or other advertising or identifying media which is visible from the exterior of the Premises. Such consent shall be given or withheld at Landlord's sole discretion. Tenant may, with reasonable approval by Landlord and subject to any necessary city approvals, place a sign on the Building at its sole cost and expense which is visible from Highway 169.

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13.0     INSURANCE
         a.)  Insurance Maintained by Tenant

         Tenant shall provide and maintain in full force and effect at no cost to Landlord the following insurance coverages with minimum limits as indicated, (which may also be revised to reasonable amounts consistent with similar industry practice in the same geographic location at the Landlord's discretion from time to time) at all times during the term of this Lease, and beyond, as required.

         Tenant shall maintain commercial general liability (CGL) insurance (or its equivalent satisfactory to Landlord) and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $2,000,000 each occurrence as described below. If such CGL insurance contains a general aggregate limit, it shall apply separately to this Lease.

         (1) CGL insurance shall be written on an occurrence form and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract).

         (2) Landlord shall be included as an ADDITIONAL INSURED under the CGL insurance, using an ISO additional insured endorsement or a substitute providing equivalent coverage, and under the commercial umbrella or excess, if any. This insurance shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to Landlord. There shall be no endorsement or modification of the insurance to make it excess over other available insurance; alternatively, if the insurance states that it is excess or pro rata, the policy shall be endorsed to be primary with respect to the additional insured.

         (3) There shall be no endorsement or modification of the insurance limiting the scope of coverage for liability arising from pollution or employment-related practices.

         (4) So long as Landlord has restoration obligation, Tenant shall maintain the ISO special causes of loss form commercial property insurance (or its equivalent) on all leasehold improvements therein for their full replacement value, naming the Landlord as INSURED and LOSS PAYEE as its interest may appear.

         (5) Tenant may, at its option, purchase business income, business interruption, extra expense or similar coverage as part of this commercial property insurance, and in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord, its employees, officers, directors, or agents.

         (6) Tenant may, at its option, purchase insurance to cover its personal property. In no event shall Landlord be liable for any damage to or loss of personal property sustained by Tenant, whether or not it is insured, unless such loss is caused by the gross negligence or willful misconduct of Landlord, its employees, officers, directors, or agents.

         Tenant waives all rights against Landlord and its agents, officers, directors and employees for recovery of damages to the extent these damages are covered by any of the insurance required above except to the extent covered by gross negligence or willful misconduct by Landlord.

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         (7) All insurance shall be placed and maintained with insurers authorized to do business in the State of Minnesota (or equivalent satisfactory to Landlord) which have an A.M. Best rating of A-, VII. or better. Tenant agrees to furnish copies of any insurance policies for Landlord's review if requested.

         Tenant shall furnish the Landlord with duly executed Certificates of Insurance certifying that such insurance has been provided and that the insurance companies will give the Landlord thirty (30) days prior written notice of any material change in, or cancellation of, such insurance coverage. Such certificate shall also specify the dates when such insurance commences and expires. Certificates should be delivered to the following address: WISPARK Corporation, 860 Blue Gentian Road, Ste. 175, Eagan, MN 55121. The Tenant agrees that such insurance shall be maintained throughout the entire term of this Lease. New certificates shall be provided within one week of the renewal date of any expiring insurance coverage giving evidence of continuing coverage.

         Insurance policies of Tenant shall be on an occurrence basis. If any insurance is written on a "claims made" basis, the Tenant shall maintain the coverage for a minimum of five years after the termination of this Lease. The Landlord may require the Tenant to furnish copies of any "claims made" policies and to institute measures to guarantee further coverage for claims as contemplated by this Lease.

         (b) Insurance Maintained by Landlord.

         Landlord shall provide and maintain in full force and effect the following insurance coverages with minimum limits as indicated, (which may also be revised to reasonable amounts consistent with similar industry practice at the Landlord's discretion from time to time) at all times during the term of this Lease, and beyond, as required.

         (1) Landlord shall maintain the ISO special causes of loss form commercial property insurance (or its equivalent) on the building and all improvements therein (other than leasehold improvements) for their full replacement value; including, at Landlord's option, a loss of rent endorsement.

         (2) Landlord shall maintain commercial general liability (CGL) insurance (or its equivalent) and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $1,000,000 each occurrence as described below. If such CGL insurance contains a general aggregate limit, it shall apply separately to this Lease. Landlord agrees to name Tenant as additional insured on its CGL insurance.

         (3) CGL insurance shall be written on an occurrence form and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract).

                  (i.) All insurance policies shall be endorsed to protect Landlord and Tenant, as their respective interests may appear, and be obtained by Landlord under valid and enforceable standard policies issued by responsible insurance companies licensed to do business in the State of Minnesota.

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                  (ii.)  Tenant's Proportionate Share of the cost of all
                         insurance obtained by Landlord hereunder shall be reimbursed by Tenant monthly in advance as additional rent at a rate equal to 1/12 of the annual amount of the insurance premium in the same manner and at the same time as prescribed for Base Rent.

                  (iii.) All insurance required prior to the Commencement Date shall be carried by Landlord, at its expense, and added to the budget for the Facility except for any insurance required for work performed by Tenant and for any insurance associated with improvements for Tenant within the Premises.

                  (iv.) To the extent permitted by law, Landlord and Tenant hereby waive any and all claims against each other for damage to or destruction of any improvements upon the Premises and contents (including inventory, machinery, furniture, furnishings and trade fixtures) thereof (whether or not resulting from the negligence of the other party) that are covered by insurance which Tenant or Landlord is required to carry pursuant to this Lease.

14.0     COMPLIANCE WITH LAWS
         Subject to the obligations imposed on Landlord in Section 10.0 above, Tenant shall, at its sole cost and expense, comply with any and all laws, statutes, ordinances, regulations, fire codes, building codes and restrictions and easements of record, now or hereafter in force, applicable to the Premises, relating to the use and occupancy thereof or to the making of repairs thereto, or of changes, alterations, or improvements thereto. Tenant also covenants to comply, at its sole cost and expense, with any and all rules and regulations applicable to the Premises issued by Landlord (which are not inconsistent with the terms and provisions of this Lease) or by insurance companies (including Landlord's fire underwriters, if any) writing policies covering the Premises. If the use of the Premises should at any time be prohibited by law, regulation or injunction, this Lease shall not be terminated, Rent hereunder shall not abate and the respective obligations of Landlord and Tenant shall not be affected. Notwithstanding the foregoing, in the event that such use prohibition is due to an act or omission of Landlord, Rent shall abate from the date of cessation of Tenant's use. However, if any such laws require the making of changes, alterations, or improvements not particular to Tenant specific use, the useful life of which will extend beyond the Lease Term, Landlord and Tenant shall each be responsible for to pay their proportionate share thereof based on the ratio that the remaining number of years in the Lease Term bears to the useful life of the required changes, alterations or improvements. Notwithstanding the foregoing, if any such changes, alterations or improvements are required in the last two (2) years of the Lease Term or any extension thereof, and cost more than $5,000, Landlord may elect not to pay the entire cost thereof, in which event Tenant may elect to pay the entire cost thereof. For the purposes hereof, the Lease Term will be deemed to expire at the end of the then existing Term unless Tenant exercises then available options to extend the Term, in which event the Lease Term will be deemed to include the relevant option period or periods. Notwithstanding the foregoing, Landlord hereby warrants and represents, to the best of his knowledge, to Tenant that the construction of the facility (as defined on Exhibit
         D) and all related site improvements on the Premises will be completed in accordance with all applicable laws, ordinances, rules and regulations applicable to such construction and the use and occupancy thereof by Tenant and Landlord shall be solely responsible for all costs incurred in connection with the improvements complying with said laws, ordinances, rules and regulations.

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15.0     PARKING
         Tenant and Tenant's employees, customers and invitees shall have the exclusive right to use 100 parking spaces located within the Common Areas and the right in common with other Tenants to use the balance of spaces available on the site, which in no event shall be less than an additional twenty-five (25) spaces, all as shown on Exhibit A. Landlord reserves the right to regulate parking within the Common Areas, including the right to preclude Tenant from parking in certain nonexclusive parking spaces or requiring Tenant to use certain parking spaces. Tenant shall not permit vehicles and/or trailers to be abandoned or stored in the Project's parking and loading areas. Landlord covenants that they will provide the Tenant with the following parking capacities: (i) car parking for 125 employees; (ii) overnight parking for 50 step vans; and (iii) overnight parking for 5 trailers.

16.0     JANITORIAL SERVICES
         Tenant shall provide janitor service for the Premises and arrange for trash removal from the Premises to the Project trash dumpster on a daily basis or otherwise in a manner sufficient to keep and maintain the Premises and the Project in a first-class and clean condition.

17.0     ENVIRONMENTAL MATTERS

         a.) "Environmental Laws" means any or all of the following: the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6941 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300h et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Clean
               Air Act, 42 U.S.C. Sections 401 et seq.; regulations under any of the foregoing statutes; and any other laws and regulations of the United States, the State of Minnesota or any political subdivision or agency of either of them, which are now in effect or hereinafter enacted or amended that deal with the regulation or protection of the environment, including ambient air, groundwater, surface water and land use, including sub-strata land.

         b.) Tenant shall comply in all respects with all present and hereinafter enacted Environmental Laws, and any amendments thereto, relating to Tenant's operations on the Premises. Tenant shall immediately notify Landlord of any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant's operations on the Premises or any change in Tenant's operations on the Premises that will change Tenant's or Landlord's obligations or liabilities under the Environmental Laws. Tenant hereby agrees to indemnify and hold harmless Landlord, and Landlord's officers, directors, agents, employees and mortgagees from and against any and all loss, damage, and expense (including, but not limited to, reasonable investigation and legal fees and expenses), including, but not limited to, any claim or action for injury, liability, or damage to persons or property, and any and all claims or actions brought by any person, firm, governmental body, or other entity, alleging or resulting from or arising from or in connection with contamination of or adverse effects on the environment, or violation of any Environmental Law or other statute, ordinance, rule, regulation or order of any government or judicial entity, and from and against any damages, liability, cost, and penalties assessed as a result of Tenant's (or Tenant's employees or invitees) activity or operation on the Premises during the Lease Term. Tenant's obligations and liabilities under this Section shall continue so long as Landlord bears any liability or responsibility under the Environmental Laws for any action that occurred on the Premises during the Lease Term and shall survive the expiration or termination of this Lease. The terms of this Section shall be enforceable by injunction or, at Landlord's option, by action for damages. Landlord hereby agrees to indemnify and hold harmless Tenant, and

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               Tenant's officers, directors, agents, employees and mortgagees from and against any and all loss, damage, and expense (including, but not limited to, reasonable investigation and legal fees and expenses), including, but not limited to, any claim or action for injury, liability, or damage to persons or property, and any and all claims or actions brought by any person, firm, governmental body, or other entity, alleging or resulting from or arising from or in connection with contamination of or adverse effects on the environment, or violation of any Environmental Law or other statute, ordinance, rule, regulation or order of any government or judicial entity, and from and against any damages, liability, cost, and penalties assessed as a result of (i) Landlord's activity or operation on the Premises, (ii) any pre-existing environmental conditions, and
               (iii) any activity or operations of any third party on the Premises. Landlord's obligations and liabilities under this Section shall continue so long as Tenant bears any liability or responsibility under the Environmental Laws for any action that occurred on the Premises during the Lease Term and shall survive the expiration or termination of this Lease. The terms of this Section shall be enforceable by injunction or, at Tenant's option, by action for damages.

18.0     INDEMNIFICATION

         a.) Tenant hereby agrees to indemnify and hold harmless Landlord and Landlord's officers, directors, agents, employees, invitees and mortgagees, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs, and expenses, including reasonable attorneys' fees, caused by, incurred, or resulting from Tenant's (i) occupancy, use or operation of the Premises, or (ii) from any default under or failure to perform any term or provision of this Lease by Tenant or (iii) negligence or willful acts. This indemnity does not cover matters arising out of the negligence or willful acts of Landlord or its employees, agents, contractors, guests, officers, or directors. It is expressly understood that Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason. In case any action or proceeding is brought against Landlord or its officers, directors, agents or employees, by reason of any such claim, Tenant, upon notice, will defend such action or proceeding by responsible counsel selected by Tenant and reasonably acceptable to Landlord.

         b.) Landlord hereby agrees to indemnify and hold harmless Tenant and Tenant's officers, directors, agents, employees, and invitees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs, and expenses, including reasonable attorneys' fees, caused by, incurred, or resulting from Landlord's (i) occupancy, use, ownership or operation of the Premises prior to the Commencement Date or (ii) from any default under or failure to perform any provisions of this Lease to be performed by Landlord, or (iii) negligence or willful acts, or (iv) actions or omissions of Landlord's other Tenants or other third parties. This indemnity does not cover matters arising out of the negligence or willful acts of Tenant or its agents, officers, directors, employees, guests, agents or invitees. In case any action or proceeding is brought against Tenant or its officers, directors, agents or employees, by reason of any such claim, Landlord, upon notice, will defend such action or proceeding by responsible counsel selected by Landlord and reasonably acceptable to Tenant. It is expressly understood that Landlord's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason. In case any action or proceeding is brought against Tenant or its officers, directors, agents or employees, by reason of any such claim, Landlord, upon notice, will defend such action or proceeding by responsible counsel selected by Landlord and reasonably acceptable to Tenant.

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19.0     DAMAGE OR DESTRUCTION
         a.) If the Premises is destroyed or damaged in whole or in part by fire, or the elements, or as a result directly or indirectly of war, or by act of God, or occurs by reason of any other cause whatsoever, Tenant shall give notice thereof to Landlord, and except as otherwise provided below, Landlord at Landlord's cost and expense promptly shall repair, replace, and rebuild the building or improvements to at least as good condition as it or they were in immediately prior to such occurrence. Such work shall be commenced within thirty (30) days subject to force majeur after the settlement has been made with the insurance companies.

         b.) If following such damage or destruction the estimate of the time to complete such repair or restoration, as reasonably and promptly determined by the general contractor selected by Landlord, exceeds 240 days, Tenant at its option shall have the right to terminate the Lease upon written notice to the Landlord given within twenty (20) days after receipt of the estimated time to repair or restore. Also if the repair or restoration is not finished or cannot reasonably to be expected to be finished within thirty (30) days after the date that is 240 days from commencement of the restoration, the Tenant at its option shall have the right to terminate the Lease upon written notice to the Landlord at the end of the 240 day period.

         c.) The net proceeds of any insurance shall be applied in payment of the cost of such repairing or rebuilding as the same progresses. If the insurance proceeds exceed the cost of such repairs or rebuilding, then the balance remaining after payment of the cost of such repairs or rebuilding shall be paid over and belong to Landlord.

         d.)   Except as specifically provided in subsections (b) or (e) of this
               Section 19.0, this Lease shall not terminate or be affected in any manner by reason of the destruction or damage in whole or in part of the Premises or any building or improvements now or hereafter standing or erected thereon or by reason of the untenantability of the Premises or any such building or improvements except that rent shall abate during the period of untenantability.

         e.) If the fire or casualty damages or destroys more than twenty-five percent (25%) of the improvements on the Premises and occurs within the last twelve months of the Lease Term then Tenant, at its option, may elect to terminate the Lease by giving written notice thereof to Landlord within fifteen (15) days after such fire or casualty. If Tenant timely gives such notice then the Lease shall terminate as of the date of such fire or casualty; Tenant shall not be liable for any rent accruing after the date of such fire or casualty. If Tenant so elects to terminate, Landlord shall not be required to rebuild or restore the Premises and all casualty insurance proceeds shall be the sole property of Landlord.

20.0     CONDEMNATION
         a.) If all or substantially all of the Premises are taken by the exercise of the power of eminent domain or conveyed under the threat of eminent domain, then this Lease shall terminate as of the date possession is taken by the condemnor. The entire compensation award shall belong to Landlord and Tenant shall have no interest therein; provided that Tenant shall have the right to make a separate claim for its personal property, Tenant Improvements paid for by Tenant, or relocation benefits in accordance with applicable law.

         b.) If (i) more than twenty percent (20%) of the area of the Premises, or (ii) more than twenty percent (20%) of the fair market value of the Building is taken by the exercise of the power of eminent domain or sold under the threat of eminent domain, then Tenant shall have the right to terminate this Lease if the premises remaining are such that their continued use for the

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               purposes for which the same were being used immediately prior to such taking is reasonably impractical or economically imprudent. Termination shall be as of the earlier of (i) the date legal possession is taken by the condemnor or (ii) the date Tenant is no longer able to operate in the effected portion of the Premises. The option to terminate herein granted shall be exercised in writing by Tenant within thirty (30) days after the date of the taking of possession by the condemnor. In any event, the entire compensation award shall belong to Landlord and Tenant shall have no interest therein; provided that Tenant shall have the right to make a separate claim for its personal property or relocation benefits in accordance with applicable law. If this Lease is not terminated, then Landlord, with reasonable diligence and at its own expense, shall restore any improvements upon the Premises affected by the taking, even if the total cost for such restoration is in excess of the amount awarded or paid by the condemnor for such purpose. Rent shall abate in the event of any partial taking hereunder to the extent to which the Premises are untenantable.

21.0     INSPECTION
         Landlord and its authorized representatives shall have the right, upon giving reasonable prior written notice (except in an emergency, in which case no notice is required), to enter the Premises or any part thereof and inspect the same for the purposes of determining Tenant's compliance with the terms of this Lease or to make repairs required hereunder.

22.0     QUIET ENJOYMENT
         So long as Tenant shall timely pay the Rent and all other sums herein provided and shall keep and timely perform all of the terms, covenants, and conditions on its part herein contained, Landlord covenants that Tenant, subject to Landlord's rights herein, shall have the right to the peaceful and quiet occupancy of the Premises.

23.0     MORTGAGES AND SUBORDINATION

         a.) Landlord's interest in this Lease or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Tenant, and nothing herein contained shall be construed to require such subordination by Landlord. Tenant shall keep the Premises free from any liens for work performed, materials furnished, or obligations incurred by Tenant.

               b.) Unless Landlord's mortgagee elects to have its mortgage be subordinate to this Lease, this Lease at all times shall be subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the Premises by Landlord, and Tenant covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien(s) of any such mortgage or mortgages, and attorning to the interest of such mortgagee or mortgagees, as shall be desired by Landlord or by any mortgagee or proposed mortgagee; provided that any such mortgagee shall deliver to Tenant a written non-disturbance agreement in recordable form providing that Tenant shall have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any such mortgage or after foreclosure thereof, so long as Tenant is not in Default under this Lease. Such non-disturbance agreement shall contain such other provisions which may be reasonable acceptable to mortgagee and Tenant, including without limitation, an acknowledgement from mortgagee that casualty proceeds shall be used for restoration as provided in Section 19.

                                    17 of 24
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24.0     ESTOPPEL CERTIFICATES
         At any time, and from time to time, each party agrees, promptly and in no event later than ten (10) days after a request in writing from the other party, to execute, acknowledge, and deliver to the requesting party a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modification), (ii) the amount of Base Rent due hereunder and the dates to which the Rent and other charges have been paid, (iii) that, to the best of its knowledge, Landlord or Tenant (as appropriate) is not in default under any provision of this Lease (or if Landlord is in default, specifying such default), (iv) that, to the best of its knowledge, Landlord or Tenant (as appropriate) has no claims or offsets under this Lease, and (v) that the certificate may be relied upon by Landlord or Tenant (as appropriate) and its successors, assigns and mortgagees. Any failure to deliver a statement as required under this
         Section 24.0 shall be considered a Default under this Lease without cure rights.

25.0     ASSIGNMENT AND SUBLETTING

         a.) Except as herein set forth, Tenant shall not mortgage, encumber or assign this Lease or any interest therein, or sublet all or any portion of the Premises, or allow the use of any portion of the Premises by any third party, without the prior written consent of Landlord in each instance, which will not be unreasonably withheld, conditioned, or delayed. Any assignment, sublease or occupancy does not relieve Tenant from obtaining the consent in writing of Landlord to any further assignment, subletting or occupancy, and does not release Tenant or any guarantor from liability hereunder. Landlord may accept rental from any person or entity in possession of the Premises without the same being deemed consent to an assignment or sublease and without the same being deemed a release of Tenant or any other party of its obligations under this Lease. Tenant shall provide a copy of the proposed sublease or assignment instrument to Landlord when requesting consent and shall provide a copy of the executed sublease or assignment instrument to Landlord after obtaining consent. Tenant shall pay upon demand to Landlord reasonable costs and expenses incurred by Landlord in reviewing a proposed sublease or assignment up to $1,000.00 per request. Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or any portion of the Premises to an entity which purchases all or subsequently all of the stock or assets of Tenant or to into which Tenant merges or with which it consolidates, or to an Affiliate Entity. An Affiliate Entity as used herein shall mean an entity controlling, controlled by or under common control with the subject entity. Control shall mean the ability to directly or indirectly determine the management policies of the subject entity. Without limitation, in considering a request by Tenant for assignment or subletting, it shall be reasonable for Landlord to consider, among other things:
               (i) the financial record and capability of the proposed assignee or sublessee, (ii) the business and personal reputation of the proposed assignee or sublessee and its principals, (iii) the type of business to be carried on by the proposed assignee or sublessee, (iv) whether Tenant is or has been in Default hereunder, and (v.) whether or not proposed assignee or sub-tenant is currently a tenant of Landlord or is negotiating for space with Landlord. Any permitted assignee or subtenant hereunder shall be bound by, and shall assume in writing, all of the terms and conditions of this Lease.

         b.) Landlord shall have the right at any time to sell or convey the Premises subject to this Lease or to assign its rights, title and interest as Landlord under this Lease in whole or in part. In the event of any such sale or assignment (other than a collateral assignment as security for an obligation of Landlord), and provided the asignee assumes all of the Landlord's obligations under this Lease from and after the date of transfer Landlord shall be relieved from and after the date of such transfer or conveyance of liability for the performance of any obligation of

                                    18 of 24

               Landlord contained herein, except for obligations or liabilities accrued prior to the date of such assignment or sale, and Tenant shall attorn to the purchaser or assignee (as the case may be).

26.0     DEFAULT AND REMEDIES
         a.) Each of the following shall be deemed a "Default" of this Lease by Tenant:

                  (i.) If any Rent or other monetary sum is not paid on the due date, therefore, and remains unpaid for five (5) days after written notice is delivered to Tenant;

                  (ii.) If Tenant hereunder becomes insolvent, or if proceedings are commenced against Tenant hereunder in any court under any bankruptcy act or for the appointment of a trustee or receiver of Tenant's property and are not dismissed within sixty (60) days, or if Tenant hereunder files any assignment for the benefit of creditors, is not generally paying its debts as the same become due, or is taken over by any government regulatory agency having the jurisdiction to do so and such agency does not fully comply with the obligations imposed on Tenant hereunder; or

                (iii.) If Tenant fails to perform or violates any other of the covenants, conditions, obligations or restrictions of this Lease, which failure to perform or violation remains uncured for a period of thirty (30) days or more after notice thereof from Landlord to Tenant; provided, however, that if such failure or violation cannot reasonably be cured within the thirty (30) day period, and Tenant is diligently pursuing a cure of such failure or violation, then Tenant shall, after receiving notice specified herein, have a reasonable period to cure such failure or violation, not exceeding one hundred eighty
                       (180) days, provided Tenant continuously exercises due diligence in the cure of the same.

         b.) In the event of any Default, and without any notice, except, if applicable, the notice prior to Default required under circumstances set forth in Subsection (a) above, Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, any and all remedies available at law or in equity, including without limitation any one or more of the following in accordance with applicable law:

                    (i.)   To terminate this Lease;

                    (ii.) To terminate Tenant's occupancy of the Premises and to reenter and take possession of the Premises or any part thereof (which termination of occupancy and reentry shall not operate to terminate this Lease unless Landlord expressly so elects) and of any and all fixtures which are located on the Premises and owned by Landlord;

                    (iii.) To relet the Premises or any part thereof for such
                           term or terms (including a term which extends beyond the initial Lease Term), at such rentals, and upon such other terms as Landlord, in its sole discretion, may determine, with all net proceeds, after expenses, received from such reletting being applied to the Rent and other sums due from Tenant in such order as Landlord may determine, in its discretion, with Tenant remaining liable for any deficiency; with regard to any such reletting, Landlord may make repairs in or to the Premises to the extent reasonably necessary to relet and Tenant shall be liable to Landlord for such expenses;

                                    19 of 24

                    (iv.) To recover from Tenant all expenses, including attorneys' fees, reasonably paid or incurred by Landlord as a result of any such Default;

                    (v.) To recover from Tenant all Rent not theretofore paid pursuant to the foregoing subsections and any sums thereafter accruing as they become due under this Lease, if the Lease has not been terminated, during the period from the Default to the anticipated Termination Date.

                    (vi.) Landlord's rights to exercise the remedies set forth in this Section 26.0 shall survive the expiration or termination of this Lease.

         c.) In the event of any Default by Tenant, or in the event of a failure by Tenant to perform any covenant, condition, obligation or restriction under this Lease pertaining to the repair or maintenance of the Premises (prior to the expiration of any applicable grace or cure period) that Landlord reasonably deems of an emergency in nature Landlord may, at its option, but shall not be obligated to, immediately or at any time thereafter, and after providing notice except as required herein, correct such Default or failure without, however, curing the same, for the account and at the expense of the Tenant. Any sum or sums so paid by Landlord, together with interest at the Applicable Rate, and all costs and damages, shall be deemed to be additional Rent hereunder and shall be due from Tenant to Landlord upon demand.

         d) It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

27.0     ADDITIONAL RIGHTS RESERVED TO LANDLORD

         Without affecting Tenant's obligations hereunder, Landlord reserves the right during the last six (6) months of the Lease Term, if the Lease Term has not been extended, to enter the Premises to display conspicuously thereon the usual "Space for Lease" or "For Sale" sign or card (provided Landlord on such sign or card indicates "Tenant Moving to New Location") and at all reasonable times during the Lease Term to show the same to prospective purchasers, lessees or mortgagees, provided that the entry does not unreasonably interfere with the conduct and operation of Tenant's business.

28.0     NOTICES
         All notices, demands, requests, consents, approvals, or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and sent to the other party at the following addresses:

             To Tenant prior to the
             Commencement Date:            Streamline.com, Inc.
                                           27 Dartmouth Street
                                           Westwood, MA  02090
                                           Attn.:  VP of Real Estate

                                    20 of 24

                                           With a copy to Counsel to Tenant:
                                           Richard A. Toelke
                                           Bingham Dana LLP
                                           150 Federal Street
                                           Boston, MA  02110-1726

             To Landlord:                  WISPARK Corporation
                                           860 Blue Gentian Road, Ste. 175
                                           Eagan, MN  55121
                                           Attn:  Gregory S. Miller

         From and after the Commencement Date, all notices to Tenant shall be effective if given to Tenant at the address of the Premises, with a copy as provided above. All notices shall be deemed received when delivered, if hand-delivered, or three business days after deposit with the United States Postal Service, postage prepaid and sent by certified mail, return receipt requested, or one business day after deposit with a nationally recognized overnight commercial courier service, airbill prepaid. Notices by telefax or e-mail alone are not sufficient. The addresses for notices may be changed by the parties from time to time by delivery of written notice to the other party as provided herein.

29.0     LIMITATION ON LANDLORD'S LIABILITY
         Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purposes of binding Landlord personally or the assets of Landlord other than the Project (and the proceeds, profits, and revenues therefrom). No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its successors and assigns, arising from this Lease or Landlord's obligations with respect to the Premises, or arising from any covenant, undertaking or agreement of Landlord contained in this Lease. If Landlord fails to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such failure, Tenant shall recover a judgment against Landlord, such judgment shall be satisfied only out of proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises and Landlord shall not be liable for any deficiency.

30.0     CONDITION OF PREMISES
         Except as expressly provided herein, and except for Landlord's obligation to repair and replace, Landlord makes no representations or warranties, either express or implied, regarding the condition of the Premises or suitability of the Premises for Tenant's proposed uses.

31.0     HOLDING OVER
         If Tenant remains in possession of the Premises after the expiration of the Lease Term without consent, then Landlord may, at Landlord's option, deem Tenant to be a tenant on a month-to-month basis and Tenant shall continue to pay Rent and other sums and shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rent by Landlord shall be deemed a consent to such holding over. Landlord shall be entitled to all remedies available to it at law or in equity for such holdover, including holdover rent at one hundred fifty percent (150%) of all Rent payable hereunder and including, but not limited to, Landlord's direct and actual damages

                                    21 of 24
         suffered as a result of such holding over by Tenant, and in no event including consequential damages.

32.0     WAIVER AND AMENDMENT
         No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

33.0     JOINT VENTURE
         None of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, nor to make Landlord in any way responsible for the debts or losses of Tenant.

34.0     CAPTIONS
         Captions are used throughout this Lease for convenience or reference only and shall not be considered in any manner in the construction or interpretation of this Lease.

35.0     SEVERABILITY
         If any of the terms or provisions contained herein shall be declared to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions and conditions of this Lease, or the application of such to persons or circumstances other than those to which it is declared invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

36.0     CONSTRUCTION
         This Lease involves property located within the State of Minnesota and shall be construed according to the laws of the State of Minnesota.

37.0     ENTIRE AGREEMENT
         This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties, or agreements except as herein provided.

38.0     COUNTERPARTS
         This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

39.0     BINDING EFFECT
         The terms and conditions of this Lease shall be binding upon and benefit the parties hereto and their respective successors and assigns.

40.0     ATTORNEY'S FEES
         In the event of litigation arising out of this Lease, the prevailing party shall be entitled to court costs, out-of-pocket expenses and reasonable attorneys' fees from the unsuccessful party.

41.0     TENANT'S REPRESENTATION AS TO AUTHORITY
         a.)  Tenant  is  a  Massachusetts   corporation  duly
              organized, validly existing and in good standing under the laws of the State of Massachusetts and has the power and authority to consummate the transactions contemplated by this Lease.

                                    22 of 24
         b.) All proceedings of Tenant necessary to consummate the transactions contemplated by this Lease have been duly taken in accordance with law.

         c.) The person or persons executing this Lease on behalf of Tenant are duly authorized to bind
              Tenant.

42.0     LANDLORD'S REPRESENTATION AS TO AUTHORITY
         a.)  Landlord   is  a  Wisconsin   corporation   duly
              organized, validly existing and in good standing under the laws of the State of Wisconsin and has the power and authority to consummate the transactions contemplated by this Lease.

         b.) All proceedings of Landlord necessary to consummate the transactions contemplated by this Lease have been duly taken in accordance with law.

         c.) The person or persons executing this Lease on behalf of Landlord are duly authorized to bind
              Landlord.

43.0     BROKERS
         Tenant represents and warrants that it has dealt with no broker or agent in this transaction except CB Richard Ellis and Landlord shall be responsible to pay any and all agreed upon commissions due such broker or agent. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims by any other broker or agent claiming commissions or other compensation as their respective representative or agent with regard to this transaction. The provisions of this Section shall survive the termination of this Lease. Tenant agrees that it will not provide copies of this Lease document to any outside broker without Landlord's consent.

44.0     SECURITY DEPOSIT
         INTENTIONALLY OMITTED

45.0     GUARANTY OF LEASE
         INTENTIONALLY OMITTED

46.0     MEMORANDUM OF LEASE
         Either party may at its expense record a memorandum of this lease in form and content mutually agreeable to the parties hereto and executed by both parties.

47.0     PERFORMANCE OF WORK BY TENANT
         All work on the Premises performed by Tenant or Tenant's contractors, agents or employees during the Lease Term, whether in the form of maintenance, repair, replacement, alterations or work in compliance with law, shall be performed in a good and workmanlike manner and in accordance with law, and shall be free and clear of all mechanics' lien claims (provided that Tenant shall have the right to contest mechanics' lien claims).

48.0     FINANCIAL STATEMENTS
         Tenant shall furnish to Landlord no less than annually, within fifteen
         (15) days after written request therefor from Landlord, a copy of Tenant's then most recent financial statement and of any other similar statements, all substantially in a form reasonably acceptable to Landlord. If Tenant's statements are unaudited or uncertified, then Tenant shall furnish such unaudited or uncertified statements as it has available. Landlord may deliver a copy of such statements to any mortgagee or prospective mortgagee of Landlord, or any prospective purchaser of the Premises,

                                    23 of 24
         but otherwise Landlord shall treat such statements and information therein contained as confidential. Further, Landlord shall obligate all persons to whom it gives Tenant's statements hereunder to treat same as confidential, and to agree not to disclose same to any third person without Tenant's prior written consent.

49.0     FORCE MAJEURE
         Time periods, deadlines or dates for Landlord's or Tenant's performance under any provisions of this Lease (except for the payment of money) shall be extended for the period of time during which the non-performing party's performance is prevented or delayed due to labor disputes, casualties, embargoes, governmental restrictions or regulations, unusual weather and other acts of God, war or other strife, shortages of fuel labor, or building materials, action or non-action of public utilities or local, state or federal governments or agencies, the act or neglect of the other party or those acting for or under the other party, or any other causes or circumstances beyond the non-performing party's reasonable control, except that in no event shall Tenant be required to accept delivery of the Premises after November 1, 2000. This provision shall have no impact on the rent credit as provided in Section 4.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.


LANDLORD:                                      TENANT:
WISPARK CORPORATION,                           STREAMLINE.COM, Inc.,
a Wisconsin corporation                        a Massachusetts corporation

By:   /s/ GREGORY S. MILLER                    By: /s/ J. GREGORY AMBRO
      --------------------------------             ----------------------------
         GREGORY S. MILLER                             J. GREGORY AMBRO
      --------------------------------             ----------------------------
     Print Name                                    Print Name
         Its: VICE PRESIDENT                   Its: SENIOR VICE PRESIDENT AND
                                                    CHIEF FINANCIAL OFFICER

Attest:  /s/ JOHN B. HELLER                    Attest:  /s/ JAMES THOMPSON
         -----------------------------                  -----------------------
             JOHN B. HELLER                                 JAMES THOMPSON
         Print Name                                    Print Name
         Its: SENIOR VICE PRESIDENT           Its: VICE PRESIDENT - DEVELOPMENT

                                    24 of 24

                                    EXHIBIT C
                         MONTHLY RENT PAYMENT SCHEDULES

                  BASE RENT
         LEASE YEAR          PER SF          ANNUAL             MONTHLY
              1              $4.55           $491,186.15        $40,932.18

              2              $4.55           $491,186.15        $40,932.18

              3              $4.55           $491,186.15        $40,932.18

              4              $4.55           $491,186.15        $40,932.18

              5              $4.55           $491,186.15        $40,932.18

              6              $5.25           $566,753.25        $47,229.44

              7              $5.25           $566,753.25        $47,229.44

              8              $5.25           $566,753.25        $47,229.44

              9              $5.25           $566,753.25        $47,229.44

              10             $5.25           $566,753.25        $47,229.44

--------------------------------------------------------------------------------
                     ESTIMATED TAXES AND OPERATING EXPENSES*
-------------------------------------------------------------------------------
         YEAR         TAXES         OPERATING EXPENSES    ANNUAL PAYMENT
         2000         $.20          $.50                  $75,567.10

         2001         $.30          $.55                  $91,760.05

         2002         $1.50         $.60                  $226,701.30


2-3% increases are estimated per year for years 4-10.

*Tax and operating expense figures are only estimates. Landlord will not be held responsible for the accuracy of these figures.

                                ADDENDUM TO LEASE

                           DATED: February ____, 2000

                                 BY AND BETWEEN

             WISPARK CORPORATION, a Wisconsin corporation (Landlord)

                                       and

           STREAMLINE.COM, INC., a Massachusetts corporation (Tenant)

The terms and provisions of this Addendum shall supercede the terms of the
Lease:


OPTION TO RENEW
     Tenant shall have the option to renew this lease for one additional period equal to the original term by providing Landlord with written notice at least one hundred eighty (180) days prior to the termination of this Lease. All of the terms and conditions of this Lease will remain in effect except for the rental rate which will be increased during the renewal term to the then current market rate.

     The monthly rental rate of the Lease for the renewal term shall be determined as follows:

     a. Landlord shall notify Tenant in writing of the proposed rate ("Rent Notice") within thirty (30) days after Tenant notifies Landlord that Tenant will renew the Lease. If Landlord fails to give the Rent Notice within the 30-day period, then Landlord shall be deemed to have given Tenant, on the thirtieth (30th) day after Tenant's notice, a Rent Notice proposing that the rental rate for the renewal term be the same as the rate during the last 12-month period of the primary Lease Term.

     b. Tenant shall, within thirty (30) days following receipt of the Rent Notice, notify Landlord in writing that Tenant:

(i)      Accepts the proposed rate:

(ii)     Rejects the proposed rate and declines to renew the Lease;

(iii)    Rejects the proposed rate, but desires arbitration.

         If Tenant does not give any notice within said 30-day period, then Tenant shall be deemed to have accepted the proposed rate as stated in the Rent Notice. If Tenant rejects the proposed rate and declines to renew, then Tenant shall have no further option to renew the Lease. If Tenant rejects the proposed rate but requests arbitration, the arbitration shall be conducted in accordance with Subparagraph C of this section of the Addendum to Lease. If Tenant requests arbitration, Tenant shall be deemed to have renewed the term regardless of the results of the arbitration.

     c. If Tenant gives notice that it rejects the proposed rate state in the Rent Notice but desires arbitration, then the parties shall mutually submit the matter to bonding arbitration in accordance with the rules of the American Arbitration Association, Minneapolis office. The rental rate shall be the rate determined by the arbitrator, who shall be either a qualified MAI appraiser with at least five (5) years of commercial appraisal experience in the Minneapolis-St. Paul area, or an attorney or other real estate professional acceptable to both parties. In no event shall the rate be more than the amount stated in the Rent Notice, nor shall the rate be less than the rate as set forth in Exhibit C as the rate during the last twelve (12) month period of the primary term of this Lease.

     d. The rental rate shall be the current market rate as of the first year of the renewal term and shall be the amount for which a willing Landlord would lease the Premises or comparable space to a willing and credit-worthy tenant on the same terms and conditions as this Lease, apart from the rental rate, and may include annual increases.

2.       OPTION TO EXPAND

     Absent any default in the Lease by Tenant, Landlord will provide Tenant with the "right of first offer" on any space contiguous to Tenant's space that becomes available during the term of Tenant's Lease subject to the following terms and conditions:

a. Landlord will notify Tenant in writing of what contiguous space is becoming available no more than one hundred eighty (180) days and no less than thirty (30) days prior to the anticipated date that the contiguous space is becoming available.

b. Tenant will, within fifteen (15) business days of Landlord's notice, advise Landlord in writing of Tenant's intent to lease and shall specify exactly how much space Tenant so desires. Any failure to notify Landlord shall be deemed a waiver by the Tenant of its rights to lease said space.

c. Tenant must have at least five (5) years remaining on its Base Lease in order to exercise its right of first offer. If at the time Tenant desires to exercise its right, and there are less than five (5) years remaining on its Base Lease, then Tenant may, in conjunction with the taking of additional space, extend its Base Lease such that it will then have five (5) years remaining. The Base Lease Rate for the extended term will be determined in the same manner as it would be if Tenant had exercised its Option to Renew as set forth in Paragraph 1 above.

d. The additional space will be added to Tenant's existing Lease under the same terms and conditions as the existing Lease.

e. Tenant agrees to provide Landlord with an acceptable Space Plan for the expansion space within fifteen (15) days after notifying Landlord of its intent to lease said space. Landlord shall have a minimum of thirty
         (30) days to construct the space to Tenant's specification and the space shall be added to Premises immediately upon its completion.

f. All costs incurred in improving the expansion space shall be paid by the Tenant.

3. Landlord will agree that the following companies be excluded from becoming tenants or subtenants in the building:

     -    Stop and Shop
     -    Homeruns
     -    Peapod
     -    Shoplink
     -    Hannaford's
     -    Life Simple

     Any other companies in the online grocery industry that compete with Tenant as well as companies that may pose an environmental risk to the building and the operations of the Tenant.

4. Tenant shall be permitted to take occupancy on or about May 1, 2000. The Tenant, however, will be required to pay all operating expenses and taxes during the early move-in period. The first monthly rent payment will be due to Landlord on the Commencement Date.

WISPARK
CORPORATION                                                      (651) 405-8050
860 Blue Gentian Road, Suite 175, Eagan, MN 55121           Fax: (651) 406-8170

April 14, 2000

Mr. James Thompson, VP of Development
Streamline.com, Inc.
27 Dartmouth Street
Westwood, MA  02090


         RE: LEASE AGREEMENT BETWEEN WISPARK CORPORATION AND STREAMLINE.COM,
             INC. WISPARK DISTRIBUTION CENTER AT SHAKOPEE SHAKOPEE, MN

Dear Jim:

Pursuant to our telephone conversation of this date, this letter is to set forth our agreement for the funding of the improvement costs set forth in Exhibit A attached hereto.

WISPARK will sign a contract for the improvements with Amcon Construction in the amount of $1,708,667 pursuant to the schedule attached hereto. This schedule is based upon the approved plans and specifications dated 3/20/00. WISPARK will provide $800,000 toward the payment of the costs with the remaining $908,667 to be paid by Streamline.com as follows:

1) $400,000 will be deposited on or before 4/19/00 into an interest escrow bearing account with First American Title Insurance Company to be disbursed pursuant to the attached Disbursement Agreement. All interest will accrue to the benefit of Streamline.com. The $400,000 will be disbursed for the final $400,000 of work pursuant to the contract.

2) Streamline and WISPARK will fund to First American Title Insurance Company their proportionate shares (40% and 60% respectively) of each payment request on a monthly progress payment basis (payable on a net 30-day basis), until Streamline's additional $508,667 is paid. These funds will be disbursed through First American Title Insurance Company pursuant to the Disbursing Agreement attached.

3) As consideration for WISPARK's agreement to increase its allowance from $689,765 to $800,000, Streamline agrees to increase its Base Rent pursuant to the Revised Exhibit C attached hereto.

If this agreement is acceptable to you, please so indicate by signing below and initialing your approval on the three attachments (Cost Schedule, Disbursing Agreement, and Revised Exhibit C).

Please call me if you have any problems or questions concerning this matter.

Sincerely,

WISPARK CORPORATION
   /s/ Gregory S. Miller
Gregory S. Miller, CCIM, CPM
VP/Regional Director

/kjr
cc:      Greg Ambro
         Richard Toelke
         Steve Lysen
         Jim DePietro

                                   AGREED & ACCEPTED this 20 day of April, 2000

                                   By: /s/ J. Gregory Ambro
                                       ----------------------------------------
                                            J. Gregory Ambro
                                       Print Name
                                                Its: SVP-CFO
                                       ----------------------------------------

                                   - REVISED -
                                    EXHIBIT C

                         MONTHLY RENT PAYMENT SCHEDULES

                                    BASE RENT

-----------------------------------------------------------------------------------------------------------------------------
          LEASE YEAR                        PER SF                         ANNUAL                         MONTHLY
-----------------------------------------------------------------------------------------------------------------------------
               1                             $4.72                       $509,240.28                    $42,436.69
-----------------------------------------------------------------------------------------------------------------------------
               2                             $4.72                       $509,240.28                    $42,436.69
-----------------------------------------------------------------------------------------------------------------------------
               3                             $4.72                       $509,240.28                    $42,436.69
-----------------------------------------------------------------------------------------------------------------------------
               4                             $4.72                       $509,240.28                    $42,436.69
-----------------------------------------------------------------------------------------------------------------------------
               5                             $4.72                       $509,240.28                    $42,436.69
-----------------------------------------------------------------------------------------------------------------------------
               6                             $5.42                       $584,809.56                    $48,734.13
-----------------------------------------------------------------------------------------------------------------------------
               7                             $5.42                       $584,809.56                    $48,734.13
-----------------------------------------------------------------------------------------------------------------------------
               8                             $5.42                       $584,809.56                    $48,734.13
-----------------------------------------------------------------------------------------------------------------------------
               9                             $5.42                       $584,809.56                    $48,734.13
-----------------------------------------------------------------------------------------------------------------------------
              10                             $5.42                       $584,809.56                    $48,734.13
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                           ESTIMATED TAXES AND OPERATING EXPENSES*
---------------------------------------------------------------------------------------------- ------------------------------

-----------------------------------------------------------------------------------------------------------------------------
             YEAR                            TAXES                   OPERATING EXPENSES               ANNUAL PAYMENT
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
             2000                            $ .20                          $.50                        $ 75,567.10
-----------------------------------------------------------------------------------------------------------------------------
             2001                            $ .30                          $.55                        $ 91,760.05
-----------------------------------------------------------------------------------------------------------------------------
             2002                            $1.50                          $.60                        $226,701.30
-----------------------------------------------------------------------------------------------------------------------------

2-3% increases are estimated per year for years 4-10.

*Tax and operating expense figures are only estimates. Landlord will not be held responsible for accuracy of these figures.